Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2013 Second Quarter Results

Q2 2013 Pretax Income of $51.1 million, up 254% vs. Q2 2012
Q2 2013 Net New Order Value up 73% and Backlog Value up 116% vs. Q2 2012

IRVINE, CALIFORNIA, July 25, 2013.  Standard Pacific Corp. (NYSE: SPF) today announced results for the second quarter ended June 30, 2013.

2013 Second Quarter Highlights and Comparisons to the 2012 Second Quarter

•	Net income of $43.1 million, or $0.11 per diluted share, vs. $14.3 million, or $0.04 per diluted share
o	Pretax income of $51.1 million, vs. $14.5 million
•	Net new orders of 1,516, up 37%; Dollar value of net new orders up 73%
•	Backlog of 2,272 homes, up 79%; Dollar value of backlog up 116%
•	164 average active selling communities, up 4% compared to the prior year
•	Home sale revenues up 58%
o	Average selling price of $397 thousand, up 18%
o	1,095 new home deliveries, up 34%
•	Gross margin from home sales of 23.7%, compared to 20.5%
•	SG&A rate from home sales of 12.6%, a 270 basis point improvement
•	$299.0 million of land purchases and development costs, compared to $131.1 million
•	Adjusted Homebuilding EBITDA of $82.4 million*, or 18.8%* of homebuilding revenues, compared to $41.8 million*, or 15.2%* of homebuilding revenues

Scott Stowell, the Company’s Chief Executive Officer commented, “Our strong second quarter performance reflects a continuation of the first quarter’s positive momentum. The demand and pricing power we experienced in nearly all of our markets has resulted in a growing backlog with growing margins, which we believe are strong indicators of future performance.”  Mr. Stowell added, “As I reflect back on our results over the first half of the year, I am pleased to see the execution of our strategy driving top line revenue and profitability.”

Revenues from home sales for the 2013 second quarter increased 58%, to $434.3 million, as compared to the prior year period, resulting primarily from a 34% increase in new home deliveries and an 18% increase in the Company’s consolidated average home price to $397 thousand.  The increase in average home price was primarily attributable to our increasing focus on the move-up market segment and price increases within most of our markets.  The increase in new home deliveries was driven by a 70% year-over-year increase in the number of homes in beginning backlog expected to close during the quarter, partially offset by a decrease in specs sold and closed in the quarter.

Gross margin from home sales for the 2013 second quarter increased to 23.7% compared to 20.5% in the prior year period.  The 320 basis point year-over-year increase was primarily attributable to price increases, a mix shift to higher margin communities, and improved margins from speculative homes sold and delivered during the quarter.  Excluding previously capitalized interest costs, gross margin from home sales was 30.7%* for the 2013 second quarter versus 29.4%* for the 2012 second quarter.

The Company’s 2013 second quarter SG&A expenses (including Corporate G&A) were $54.6 million compared to $42.0 million, down 270 basis points as a percentage of home sale revenues to 12.6%, compared to 15.3% for the 2012 second quarter.  The improvement in the Company’s SG&A rate was primarily due to a 58% increase in revenues from home sales and reflects the operating leverage inherent in our business.

Net new orders for the 2013 second quarter increased 37% from the 2012 second quarter to 1,516 homes.  The year-over-year growth is primarily attributable to a 31% increase in the Company’s monthly sales absorption rate to 3.1 per community (2.8 per community excluding the impact of the acquisition of 119 homes under contract for sale in Florida) for the 2013 second quarter, compared to 2.4 per community for the 2012 second quarter, and a 5% increase from 2.9 per community for the 2013 first quarter.

The dollar value of homes in backlog increased 116% to $947.6 million, or 2,272 homes, compared to $439.7 million, or 1,266 homes, for the 2012 second quarter, and increased 32% compared to $719.7 million, or 1,851 homes, for the 2013 first quarter.  The increase in year-over-year backlog value was driven primarily by a 37% increase in net new orders, a 20% increase in the average selling price of the homes in backlog and a shift to more to-be-built homes that have a longer construction cycle.

The Company used $90.7 million of cash in operating activities for the 2013 second quarter versus $56.6 million in the 2012 second quarter.  During the 2013 second quarter, the Company spent $299.0 million on land purchases and development costs, compared to $131.1 million for the 2012 second quarter.  Excluding land purchases and development costs, cash inflows from operating activities for the 2013 second quarter were $94.5 million* versus $74.5 million* in the 2012 second quarter.  The year-over-year increase in cash inflows from operating activities (excluding land purchases and development costs) was primarily due to a 58% increase in home sale revenues.

The Company purchased $236.0 million of land (2,885 homesites) during the 2013 second quarter, of which 36% (based on homesites) was located in Florida, 31% in the Carolinas and 16% in California, with the balance spread throughout the Company’s other operations.  As of June 30, 2013, the Company owned or controlled 35,126 homesites, of which 22,182 are owned and actively selling or under development, 7,629 are controlled or under option, and the remaining 5,315 homesites are held for future development or for sale.  The homesites owned that are actively selling or under development represent a 5.7 year supply based on the Company’s deliveries for the trailing twelve months ended June 30, 2013.

Earnings Conference Call

A conference call to discuss the Company’s 2013 second quarter results will be held at 12:00 p.m. Eastern time July 26, 2013.  The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://ir.standardpacifichomes.com.  The call will also be accessible via telephone by dialing (877) 604-9674 (domestic) or (719) 325-4754 (international); Passcode: 7292055. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 7292055.

About Standard Pacific

Standard Pacific Homes (NYSE: SPF) has been building beautiful, high-quality homes and neighborhoods since its founding in Southern California in 1965.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design, the Company utilizes its decades of land acquisition, development and homebuilding expertise to successfully navigate today’s complex landscape to acquire and build desirable communities in locations that meet the high expectations of the Company’s targeted move-up homebuyers.  Currently offering new homes in major metropolitan areas in Arizona, California, Colorado, Florida, North Carolina, South Carolina, and Texas, we invite you to learn more about us by visiting standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding new home orders, deliveries, backlog, absorption rates, average home price, pricing power, revenue, profitability, cash flow, liquidity, gross margin, overhead expenses and other costs; community count; product mix; execution on our strategy; supply; demand; our future performance and the future condition of the economy and the housing market.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2012 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
Jeff McCall, EVP & CFO (949) 789-1655, jmccall@stanpac.com

*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 10.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	June 30,	June 30,	Percentage	March 31,	Percentage
	2013	2012	or % Change	2013	or % Change
Operating Data	(Dollars in thousands)

Deliveries	1,095	815	34%	947	16%
Average selling price	$397	$337	18%	$375	6%
Home sale revenues	$434,308	$274,872	58%	$355,126	22%
Gross margin % (including land sales)	23.4%	20.5%	2.9%	20.8%	2.6%
Gross margin % from home sales	23.7%	20.5%	3.2%	21.0%	2.7%
Gross margin % from home sales (excluding interest amortized
to cost of home sales)*	30.7%	29.4%	1.3%	28.8%	1.9%
Incentive and stock-based compensation expense	$5,927	$4,676	27%	$4,848	22%
Selling expenses	$22,146	$16,311	36%	$18,444	20%
G&A expenses (excluding incentive and stock-based
compensation expenses)	$26,525	$20,965	27%	$23,002	15%
SG&A expenses	$54,598	$41,952	30%	$46,294	18%
SG&A % from home sales	12.6%	15.3%	(2.7%)	13.0%	(0.4%)

Net new orders (homes)	1,516	1,108	37%	1,394	9%
Net new orders (dollar value)	$648,299	$375,783	73%	$548,561	18%
Average active selling communities	164	157	4%	158	4%
Monthly sales absorption rate per community	3.1	2.4	31%	2.9	5%
Cancellation rate	11%	11%	―	10%	1%
Gross cancellations	184	138	33%	162	14%
Cancellations from current quarter sales	87	72	21%	86	1%
Backlog (homes)	2,272	1,266	79%	1,851	23%
Backlog (dollar value)	$947,584	$439,694	116%	$719,652	32%

Cash flows (uses) from operating activities	$(90,743)	$(56,600)	(60%)	$(58,461)	(55%)
Cash flows (uses) from investing activities	$(125,253)	$(5,545)	(2,159%)	$(1,601)	(7,723%)
Cash flows (uses) from financing activities	$10,319	$(11,638)		$(180)
Land purchases	$235,991	$96,584	144%	$71,541	230%
Adjusted Homebuilding EBITDA*	$82,376	$41,810	97%	$63,823	29%
Adjusted Homebuilding EBITDA Margin %*	18.8%	15.2%	3.6%	17.8%	1.0%
Homebuilding interest incurred	$33,526	$35,305	(5%)	$35,027	(4%)
Homebuilding interest capitalized to inventories owned	$32,782	$31,876	3%	$34,201	(4%)
Homebuilding interest capitalized to investments in JVs	$744	$1,812	(59%)	$826	(10%)
Interest amortized to cost of sales (incl. cost of land sales)	$30,662	$24,465	25%	$27,885	10%

	As of
	June 30,	March 31,	Percentage	December 31,	Percentage
	2013	2013	or % Change	2012	or % Change
Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$90,589	$308,029	(71%)	$366,808	(75%)
Inventories owned	$2,325,490	$2,049,702	13%	$1,971,418	18%
Homesites owned and controlled	35,126	32,123	9%	30,767	14%
Homes under construction	2,277	1,907	19%	1,574	45%
Completed specs	139	200	(31%)	215	(35%)
Deferred tax asset valuation allowance	$10,510	$22,696	(54%)	$22,696	(54%)
Homebuilding debt	$1,537,021	$1,535,570	0%	$1,542,018	(0%)
Stockholders' equity	$1,337,468	$1,287,207	4%	$1,255,816	7%
Stockholders' equity per share (including if-converted
preferred stock)*	$3.67	$3.55	3%	$3.48	5%
Total consolidated debt to book capitalization	55.0%	55.9%	(0.9%)	56.5%	(1.5%)
Adjusted net homebuilding debt to total adjusted
book capitalization*	52.0%	48.8%	3.2%	48.3%	3.7%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 10.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$434,308	$274,872	$789,434	$495,189
Land sale revenues	4,373	―	6,968	3,385
Total revenues	438,681	274,872	796,402	498,574
Cost of home sales	(331,503)	(218,586)	(612,115)	(394,181)
Cost of land sales	(4,416)	―	(6,999)	(3,366)
Total cost of sales	(335,919)	(218,586)	(619,114)	(397,547)
Gross margin	102,762	56,286	177,288	101,027
Gross margin %	23.4%	20.5%	22.3%	20.3%
Selling, general and administrative expenses	(54,598)	(41,952)	(100,892)	(79,644)
Income (loss) from unconsolidated joint ventures	147	(1,146)	1,281	(2,668)
Interest expense	―	(1,617)	―	(4,147)
Other income (expense)	(1,247)	307	2,323	4,591
Homebuilding pretax income	47,064	11,878	80,000	19,159
Financial Services:
Revenues	7,411	5,405	13,088	9,031
Expenses	(3,482)	(2,915)	(6,804)	(5,175)
Other income	151	84	253	147
Financial services pretax income	4,080	2,574	6,537	4,003
Income before taxes	51,144	14,452	86,537	23,162
Provision for income taxes	(8,008)	(189)	(21,577)	(376)
Net income	43,136	14,263	64,960	22,786
Less: Net income allocated to preferred shareholder	(14,293)	(6,130)	(23,991)	(9,807)
Less: Net income allocated to unvested restricted stock	(66)	(15)	(82)	(12)
Net income available to common stockholders	$28,777	$8,118	$40,887	$12,967

Income Per Common Share:
Basic	$0.12	$0.04	$0.18	$0.07
Diluted	$0.11	$0.04	$0.16	$0.06

Weighted Average Common Shares Outstanding:
Basic	243,171,726	195,746,733	228,749,443	195,427,992
Diluted	281,708,696	201,340,622	267,274,060	200,564,039

Weighted average additional common shares outstanding
if preferred shares converted to common shares	120,779,819	147,812,786	134,221,626	147,812,786

Total weighted average diluted common shares outstanding
if preferred shares converted to common shares	402,488,515	349,153,408	401,495,686	348,376,825

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2013	2012
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$65,127	$339,908
Restricted cash	25,462	26,900
Trade and other receivables	30,372	10,724
Inventories:
Owned	2,325,490	1,971,418
Not owned	80,134	71,295
Investments in unconsolidated joint ventures	57,486	52,443
Deferred income taxes, net	432,817	455,372
Other assets	46,819	41,918
Total Homebuilding Assets	3,063,707	2,969,978
Financial Services:
Cash and equivalents	15,509	6,647
Restricted cash	1,795	2,420
Mortgage loans held for sale, net	107,580	119,549
Mortgage loans held for investment, net	11,264	9,923
Other assets	4,558	4,557
Total Financial Services Assets	140,706	143,096
Total Assets	$3,204,413	$3,113,074

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$22,066	$22,446
Accrued liabilities	208,345	198,144
Secured project debt and other notes payable	5,192	11,516
Senior notes payable	1,531,829	1,530,502
Total Homebuilding Liabilities	1,767,432	1,762,608
Financial Services:
Accounts payable and other liabilities	2,549	2,491
Mortgage credit facilities	96,964	92,159
Total Financial Services Liabilities	99,513	94,650
Total Liabilities	1,866,945	1,857,258
Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares
authorized; 267,829 and 450,829 shares issued and outstanding
at June 30, 2013 and December 31, 2012, respectively	3	5
Common stock, $0.01 par value; 600,000,000 shares
authorized; 276,792,010 and 213,245,488 shares
issued and outstanding at June 30, 2013 and
December 31, 2012, respectively	2,768	2,132
Additional paid-in capital	1,347,085	1,333,255
Accumulated deficit	(12,388)	(77,348)
Accumulated other comprehensive loss, net of tax	―	(2,228)
Total Equity	1,337,468	1,255,816
Total Liabilities and Equity	$3,204,413	$3,113,074

INVENTORIES

	June 30,	December 31,
	2013	2012
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$1,618,124	$1,444,161
Homes completed and under construction	591,990	427,196
Model homes	115,376	100,061
Total inventories owned	$2,325,490	$1,971,418

Inventories Owned by Segment:
California	$1,147,966	$1,086,159
Southwest	548,254	461,201
Southeast	629,270	424,058
Total inventories owned	$2,325,490	$1,971,418

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Dollars in thousands)
	(Unaudited)
Cash Flows From Operating Activities:
Net income	$43,136	$14,263	$64,960	$22,786
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Amortization of stock-based compensation	2,444	1,885	3,975	2,959
Deposit write-offs	―	―	―	133
Deferred income taxes	7,809	―	21,183	―
Other operating activities	2,084	1,912	3,496	4,040
Changes in cash and equivalents due to:
Trade and other receivables	(10,732)	(471)	(19,648)	(7,462)
Mortgage loans held for sale	11,818	(4,430)	11,958	4,103
Inventories - owned	(156,993)	(70,986)	(230,023)	(115,187)
Inventories - not owned	(4,770)	(872)	(9,710)	(3,499)
Other assets	(3,083)	(1,105)	(1,254)	(77)
Accounts payable	1,198	(3,368)	(380)	(1,453)
Accrued liabilities	16,346	6,572	6,239	(5,061)
Net cash provided by (used in) operating activities	(90,743)	(56,600)	(149,204)	(98,718)

Cash Flows From Investing Activities:
Investments in unconsolidated homebuilding joint ventures	(8,200)	(5,414)	(10,752)	(8,281)
Distributions of capital from unconsolidated joint ventures	249	806	1,569	1,795
Net cash paid for acquisitions	(113,793)	―	(113,793)	―
Other investing activities	(3,509)	(937)	(3,878)	(1,405)
Net cash provided by (used in) investing activities	(125,253)	(5,545)	(126,854)	(7,891)

Cash Flows From Financing Activities:
Change in restricted cash	2,725	2,663	2,063	6,237
Principal payments on secured project debt and other notes payable	(124)	(178)	(7,217)	(644)
Principal payments on senior subordinated notes payable	―	(9,990)	―	(9,990)
Net proceeds from (payments on) mortgage credit facilities	3,688	(5,102)	4,805	(2,381)
Payment of issuance costs in connection with preferred
shareholder equity transactions	(347)	―	(347)	―
Proceeds from the exercise of stock options	4,377	969	10,835	1,747
Net cash provided by (used in) financing activities	10,319	(11,638)	10,139	(5,031)

Net increase (decrease) in cash and equivalents	(205,677)	(73,783)	(265,919)	(111,640)
Cash and equivalents at beginning of period	286,313	372,665	346,555	410,522
Cash and equivalents at end of period	$80,636	$298,882	$80,636	$298,882

Cash and equivalents at end of period	$80,636	$298,882	$80,636	$298,882
Homebuilding restricted cash at end of period	25,462	25,135	25,462	25,135
Financial services restricted cash at end of period	1,795	1,295	1,795	1,295
Cash and equivalents and restricted cash at end of period	$107,893	$325,312	$107,893	$325,312

REGIONAL OPERATING DATA

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change
New homes delivered:
California	419	316	33%	819	541	51%
Arizona	57	64	(11%)	120	110	9%
Texas	155	137	13%	288	261	10%
Colorado	38	23	65%	81	47	72%
Nevada	―	6	(100%)	―	9	(100%)
Florida	239	134	78%	422	260	62%
Carolinas	187	135	39%	312	229	36%
Consolidated total	1,095	815	34%	2,042	1,457	40%
Unconsolidated joint ventures	7	10	(30%)	21	14	50%
Total (including joint ventures)	1,102	825	34%	2,063	1,471	40%

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change
	(Dollars in thousands)
Average selling prices of homes delivered:
California	$538	$465	16%	$515	$479	8%
Arizona	249	206	21%	249	207	20%
Texas	399	300	33%	375	299	25%
Colorado	441	377	17%	419	377	11%
Nevada	―	194	―	―	192	―
Florida	261	230	13%	260	237	10%
Carolinas	289	244	18%	275	236	17%
Consolidated	397	337	18%	387	340	14%
Unconsolidated joint ventures	474	426	11%	498	436	14%
Total (including joint ventures)	$397	$338	17%	$388	$341	14%

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change
Net new orders:
California	513	425	21%	995	752	32%
Arizona	78	93	(16%)	153	176	(13%)
Texas	216	151	43%	458	292	57%
Colorado	65	42	55%	127	68	87%
Nevada	―	1	(100%)	―	6	(100%)
Florida	443	208	113%	736	394	87%
Carolinas	201	188	7%	441	354	25%
Consolidated total	1,516	1,108	37%	2,910	2,042	43%
Unconsolidated joint ventures	1	16	(94%)	10	24	(58%)
Total (including joint ventures)	1,517	1,124	35%	2,920	2,066	41%

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change
Average number of selling communities
during the period:
California	46	53	(13%)	46	52	(12%)
Arizona	9	7	29%	8	8	―
Texas	30	20	50%	30	20	50%
Colorado	8	6	33%	7	6	17%
Florida	41	36	14%	39	36	8%
Carolinas	30	35	(14%)	31	35	(11%)
Consolidated total	164	157	4%	161	157	3%
Unconsolidated joint ventures	―	2	(100%)	―	3	(100%)
Total (including joint ventures)	164	159	3%	161	160	1%

REGIONAL OPERATING DATA (Continued)

	At June 30,
	2013		2012		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
California	616	$366,617	385	$191,654	60%	91%
Arizona	110	36,330	123	25,648	(11%)	42%
Texas	374	156,036	180	62,773	108%	149%
Colorado	121	57,425	54	21,317	124%	169%
Florida	680	220,621	296	76,986	130%	187%
Carolinas	371	110,555	228	61,316	63%	80%
Consolidated total	2,272	947,584	1,266	439,694	79%	116%
Unconsolidated joint ventures	1	586	13	5,997	(92%)	(90%)
Total (including joint ventures)	2,273	$948,170	1,279	$445,691	78%	113%

	At June 30,
	2013	2012	% Change
Homesites owned and controlled:
California	10,150	8,926	14%
Arizona	1,975	1,820	9%
Texas	5,220	4,038	29%
Colorado	1,268	690	84%
Nevada	1,124	1,124	―
Florida	10,481	6,937	51%
Carolinas	4,908	4,222	16%
Total (including joint ventures)	35,126	27,757	27%

Homesites owned	27,497	21,369	29%
Homesites optioned or subject to contract	7,039	5,176	36%
Joint venture homesites	590	1,212	(51%)
Total (including joint ventures)	35,126	27,757	27%

Homesites owned:
Raw lots	7,300	3,570	104%
Homesites under development	8,027	6,582	22%
Finished homesites	5,865	5,464	7%
Under construction or completed homes	2,908	2,089	39%
Held for sale	3,397	3,664	(7%)
Total	27,497	21,369	29%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's gross margin percentage from home sales to the gross margin percentage from home sales, excluding interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company’s peer group.

	Three Months Ended
	June 30, 2013	Gross Margin %	June 30, 2012	Gross Margin %	March 31, 2013	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$434,308		$274,872		$355,126
Less: Cost of home sales	(331,503)		(218,586)		(280,612)
Gross margin from home sales	102,805	23.7%	56,286	20.5%	74,514	21.0%
Add: Capitalized interest included in cost
of home sales	30,337	7.0%	24,465	8.9%	27,696	7.8%
Gross margin from home sales, excluding
interest amortized to cost of home sales	$133,142	30.7%	$80,751	29.4%	$102,210	28.8%

The table set forth below reconciles the Company’s cash flows used in operations to cash inflows from operations excluding land purchases and development costs.  We believe this measure is useful to management and investors to provide perspective on underlying cash flow generation excluding swings related to the timing of land purchases and development costs.

	Three Months Ended
	June 30, 2013	June 30, 2012	March 31, 2013
	(Dollars in thousands)

Cash flows used in operations	$(90,743)	$(56,600)	$(58,461)
Add: Cash land purchases included in operating activities	122,180	96,584	71,541
Add: Land development costs	63,028	34,514	47,152
Cash inflows from operations (excluding land purchases and development costs)	$94,465	$74,498	$60,232

The table set forth below reconciles the Company’s total consolidated debt to adjusted net homebuilding debt and provides the Company’s total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  We believe that the adjusted net homebuilding debt to total adjusted book capitalization ratio is useful to management and investors as a measure of the Company’s ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders’ equity.  Adjusted net homebuilding debt excludes indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents.

	June 30, 2013	March 31, 2013	December 31, 2012	June 30, 2012
	(Dollars in thousands)

Total consolidated debt	$1,633,985	$1,628,846	$1,634,177	$1,364,109
Less:
Financial services indebtedness	(96,964)	(93,276)	(92,159)	(44,427)
Homebuilding cash	(90,589)	(308,029)	(366,808)	(317,242)
Adjusted net homebuilding debt	1,446,432	1,227,541	1,175,210	1,002,440
Stockholders' equity	1,337,468	1,287,207	1,255,816	656,624
Total adjusted book capitalization	$2,783,900	$2,514,748	$2,431,026	$1,659,064

Total consolidated debt to book capitalization	55.0%	55.9%	56.5%	67.5%

Adjusted net homebuilding debt to total adjusted book capitalization	52.0%	48.8%	48.3%	60.4%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates pro forma stockholders’ equity per common share.  The Company believes that the pro forma stockholders’ equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving effect to the conversion of our outstanding preferred shares assuming full conversion to common stock.

	June 30,	March 31,	December 31,
	2013	2013	2012

Actual common shares outstanding	276,792,010	215,210,139	213,245,488
Add: Conversion of preferred shares to common shares	87,812,786	147,812,786	147,812,786
Pro forma common shares outstanding	364,604,796	363,022,925	361,058,274

Stockholders' equity (Dollars in thousands)	$1,337,468	$1,287,207	$1,255,816
Divided by pro forma common shares outstanding	÷ 364,604,796	÷ 363,022,925	÷ 361,058,274
Pro forma stockholders' equity per common share	$3.67	$3.55	$3.48

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company’s ability to service debt and obtain financing.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended June 30,
	June 30, 2013	June 30, 2012	March 31, 2013	2013	2012
	(Dollars in thousands)

Net income	$43,136	$14,263	$21,824	$573,595	$31,685
Provision (benefit) for income taxes	8,008	189	13,569	(432,033)	45
Homebuilding interest amortized to cost of sales and interest expense	30,662	26,082	27,885	121,658	96,906
Homebuilding depreciation and amortization	702	575	628	2,537	2,483
Amortization of stock-based compensation	2,444	1,885	1,531	8,167	8,739
EBITDA	84,952	42,994	65,437	273,924	139,858
Add:
Cash distributions of income from unconsolidated joint ventures	1,500	160	1,875	7,125	160
Impairment charges and deposit write-offs	―	―	―	―	9,508
Less:
Income (loss) from unconsolidated joint ventures	147	(1,146)	1,134	1,859	(1,825)
Income from financial services subsidiary	3,929	2,490	2,355	12,666	6,614
Adjusted Homebuilding EBITDA	$82,376	$41,810	$63,823	$266,524	$144,737
Homebuilding revenues	$438,681	$274,872	$357,721	$1,534,786	$1,033,523
Adjusted Homebuilding EBITDA Margin %	18.8%	15.2%	17.8%	17.4%	14.0%

The table set forth below reconciles net cash provided by (used in) operating activities, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			LTM Ended June 30,
	June 30, 2013	June 30, 2012	March 31, 2013	2013	2012
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$(90,743)	$(56,600)	$(58,461)	$(333,602)	$(189,218)
Add:
Provision for income taxes, net of deferred component	199	189	195	784	45
Homebuilding interest amortized to cost of sales and interest expense	30,662	26,082	27,885	121,658	96,906
Less:
Income from financial services subsidiary	3,929	2,490	2,355	12,666	6,614
Depreciation and amortization from financial services subsidiary	28	28	28	120	79
Loss on disposal of property and equipment	1	3	15	50	182
Net changes in operating assets and liabilities:
Trade and other receivables	10,732	471	8,916	11,385	1,327
Mortgage loans held for sale	(11,818)	4,430	(140)	38,484	34,788
Inventories-owned	156,993	70,986	73,030	430,475	203,576
Inventories-not owned	4,770	872	4,940	37,762	10,426
Other assets	3,083	1,105	(1,829)	(1,441)	(4,107)
Accounts payable	(1,198)	3,368	1,578	(5,690)	202
Accrued liabilities	(16,346)	(6,572)	10,107	(20,455)	(2,333)
Adjusted Homebuilding EBITDA	$82,376	$41,810	$63,823	$266,524	$144,737